Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES SECOND QUARTER 2018

TOTAL REVENUE OF $66.3 MILLION

CAMARILLO, CA August 8, 2018 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and six months ended June 30, 2018.

Second Quarter 2018 Results

For the quarter ended June 30, 2018 compared to the quarter ended June 30, 2017:

Consolidated

•	Total revenue increased 0.2% to $66.3 million from $66.1 million;
•	Total operating expenses increased 12.9% to $64.9 million from $57.5 million;
•	Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense (1) increased 2.4% to $55.1 million from $53.8 million;
•	Operating income decreased 84.4% to $1.3 million from $8.6 million;
•	The company had a net loss of $2.2 million, or $0.08 net loss per share compared to net income of $1.3 million, or $0.05 net income per diluted share;
•	EBITDA (1) decreased 40.8% to $6.0 million from $10.1 million;
•	Adjusted EBITDA (1) decreased 9.4% to $11.2 million from $12.4 million; and
•	Net cash used by operating activities was $2.8 million compared to net cash provided by operating activities of $7.5 million.

Broadcast

•	Net broadcast revenue increased 2.7% to $50.6 million from $49.3 million;
•	Station Operating Income (“SOI”) (1) remained consistent at $13.3 million;
•	Same Station (1) net broadcast revenue increased 3.0% to $49.8 million from $48.4 million; and
•	Same Station SOI (1) increased 1.3% to $13.7 million from $13.5 million.

Digital Media

•	Digital media revenue decreased 5.6% to $10.3 million from $10.9 million; and
•	Digital Media Operating Income (1) decreased 25.4% to $1.9 million from $2.5 million.

Publishing

•	Publishing revenue decreased 9.1% to $5.4 million from $6.0 million; and
•	Publishing Operating Income (Loss) (1) decreased to a loss of $0.1 million from income of $0.3 million.

Included in the results for the quarter ended June 30, 2018 are:

•	A $5.2 million ($3.8 million, net of tax, or $0.15 per share) net loss on the disposition of assets includes a $4.8 million estimated pre-tax loss on the sale of radio stations in Omaha, Nebraska, a $0.3 million pre-tax loss on the sale of land in Muth Valley, California and a $0.2 million pre-tax loss on the sale of land in Covina, California offset by a $0.2 million pre-tax gain on the sale of WBIX-AM in Boston, Massachusetts;
•	A $0.2 million gain ($0.2 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and
•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options consisting of:
o	$76,000 non-cash compensation charge included in corporate expenses;
o	$29,000 non-cash compensation charge included in broadcast operating expenses;
o	$18,000 non-cash compensation charge included in digital media operating expenses; and
o	the remaining $3,000 non-cash compensation charge included in publishing operating expenses.

Included in the results for the quarter ended June 30, 2017 are:

•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) net gain on the disposition of assets including the sale of a former transmitter site in the Dallas, Texas market and the sale of two magazines that were partially offset by other insignificant fixed asset disposals; and
•	A $2.7 million loss ($1.6 million, net of tax, or $0.06 per share) on the early redemption of long-term debt due to the repayment and termination of the senior credit facilities consisting of a term loan (“Term Loan B”) and Revolver.

Per share numbers are calculated based on 26,177,247 diluted weighted average shares for the quarter ended June 30, 2018, and 26,593,366 diluted weighted average shares for the quarter ended June 30, 2017.

Year to Date 2018 Results

For the six months ended June 30, 2018 compared to the six months ended June 30, 2017:

Consolidated

•	Total revenue decreased 0.8% to $130.1 million from $131.1 million;
•	Total operating expenses increased 4.6% to $123.1 million from $117.7 million;
•	Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment losses, depreciation expense and amortization expense (1) increased 0.2% to $108.7 million from $108.4 million;
•	Operating income decreased 47.8% to $7.0 million from $13.4 million;

•	The company has a net loss of $1.3 million, or $0.05 net loss per share compared to net income of $2.3 million, or $0.09 net income per diluted share;
•	EBITDA (1) decreased 16.3% to $16.2 million from $19.4 million;
•	Adjusted EBITDA (1) decreased 5.7% to $21.4 million from $22.7 million; and
•	Net cash provided by operating activities decreased to $10.1 million from $16.6 million.

Broadcast

•	Net broadcast revenue increased 1.6% to $98.6 million from $97.1 million;
•	SOI (1) increased 1.3% to $25.6 million from $25.3 million;
•	Same station (1) net broadcast revenue increased 1.7% to $97.1 million from $95.5 million; and
•	Same station SOI (1) increased 3.0% to $26.4 million from $25.6 million.

Digital media

•	Digital media revenue decreased 4.2% to $20.7 million from $21.6 million; and
•	Digital media operating income (1) decreased 13.3% to $3.9 million from $4.5 million.

Publishing

•	Publishing revenue decreased 13.5% to $10.8 million from $12.5 million; and
•	Publishing Operating Income (Loss) (1) decreased to a loss of $0.3 million from income of $0.5 million.

Included in the results for the six months ended June 30, 2018 are:

•	A $5.2 million ($3.8 million, net of tax, or $0.15 per share) net loss on the disposition of assets includes a $4.8 million estimated pre-tax loss on the sale of radio stations in Omaha, Nebraska, a $0.3 million pre-tax loss on the sale of land in Muth Valley, California and a $0.2 million pre-tax loss on the sale of land in Covina, California offset by a $0.2 million pre-tax gain on the sale of WBIX-AM in Boston, Massachusetts;
•	A $0.2 million gain ($0.2 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and
•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options consisting of:

o	$100,000 non-cash compensation charge included in corporate expenses;
o	$42,000 non-cash compensation charge included in broadcast operating expenses;
o	$23,000 non-cash compensation charge included in digital media operating expenses; and
o	the remaining $7,000 non-cash compensation charge included in publishing operating expenses.

Included in the results for the six months ended June 30, 2017 are:

•	A $0.5 million ($0.3 million, net of tax, or $0.01 per share) net gain on the disposition of assets including the sale of a former transmitter site in the Dallas, Texas market and the sale of two magazines that were partially offset by other insignificant fixed asset disposals;
•	A $2.8 million loss ($1.7 million, net of tax, or $0.06 per share) on the early redemption of long-term debt due to the repayment and termination of the senior credit facilities consisting of a term loan (“Term Loan B”) and Revolver; and
•	A $1.4 million non-cash compensation charge ($0.9 million, net of tax, or $0.03 per share) related to the expensing of stock options and restricted stock consisting of:
o	$1.0 million non-cash compensation charge included in corporate expenses;
o	$0.3 million non-cash compensation charge included in broadcast operating expenses;
o	$0.1 million non-cash compensation charge included in digital media operating expenses; and
o	the remaining $0.1 million non-cash compensation charge included in publishing operating expenses.

Per share numbers are calculated based on 26,174,393 diluted weighted average shares for the six months ended June 30, 2018, and 26,442,146 diluted weighted average shares for the six months ended June 30, 2017.

Balance Sheet

As of June 30, 2018, the company had $245.0 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”) and $11.9 million outstanding on the Asset Based Revolving Credit Facility (“ABL Facility”) as of June 30, 2018.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2018:

•	On August 7, 2018, we acquired Just1Word for $300,000 in cash with up to an additional $100,000 of contingent earn-out consideration to be paid over the next two years based on the achievement of certain revenue benchmarks. Just1Word is a Bible Reader with fully formatted text with multiple versions and languages available.

•	On August 6, 2018, the company sold radio station KGBI-FM in Omaha, Nebraska for $3.2 million. The company recorded an estimated loss on the sale of $3.2 million as of June 30, 2018, which reflects the sales price as compared to the carrying value of the assets and the estimated cost to sell. The assets of radio station KGBI-FM are reflected in Assets Held for Sale as of June 30, 2018.
•	On July 25, 2018, the company acquired radio station KZTS-AM (formerly KDXE-AM) and a FM Translator in Little Rock, Arkansas for $0.2 million in cash.
•	On July 24, 2018, the company acquired the Childrens-Minsitry-Deals.com website for $3.7 million in cash. The company paid $3.5 million in cash upon closing and $0.2 million in cash plus interest at an annual rate of 5% twelve months from closing provided that the seller meet certain post-closing requirements with regard to intellectual property.
•	On June 25, 2018, the company closed on the acquisition of radio station KDXE-FM (formerly KZTS-FM) in Little Rock, Arkansas for $1.1 million in cash. The company began programming the station under a Local Marketing Agreement (“LMA”) that began on April 1, 2018.
•	On June 20, 2018, the company closed on the sale of radio station WBIX-AM in Boston, Massachusetts for $0.7 million in cash. The buyer had been operating the station under an LMA agreement as of January 8, 2018.
•	On May 24, 2018, the company closed on the sale of land in Covina, California for $0.8 million.
•	On April 19, 2018, the company acquired the HearItFirst.com domain name and related social media assets for $70,000 in cash.
•	The company programmed radio station KHTE-FM, in Little Rock, Arkansas, under a Time Brokerage Agreement (“TBA”) that began on April 1, 2015. The company had the option to acquire the station for $1.2 million in cash during the TBA period. The company ceased operating the station on April 30, 2018 and did not exercise its purchase option. The company paid the licensee a $0.1 million fee for not exercising its option right to purchase the station.
•	On December 29, 2017, the company entered into two LMAs to program radio stations KPAM-AM and KKOV-AM in Portland, Oregon. The company began operating the radio stations on January 2, 2018. The LMAs had an original term of up to 12-months. The LMA for KKOV-AM and the LMA for KPAM-AM were both terminated on March 30, 2018 when the stations were sold to another party. The company entered a new LMA to continue operating KPAM-AM.

Pending transactions:

•	On December 1, 2017, the company entered into an agreement to sell radio station WQVN-AM (formerly WKAT-AM) in Miami, Florida for $3.5 million in cash. The buyer began operating the radio station under a LMA as of the same date. The sale is expected to close during the third quarter of 2018. The company recorded an estimated loss on the sale of assets of $4.7 million as of December 31, 2017, based on the probability of the sale, which reflected the sales price as compared to the carrying value of the assets and the estimated costs of the sale.
•	On April 26, 2018, the company entered an agreement to exchange radio station KKOL-AM, in Seattle, Washington for KPAM-AM in Portland, Oregon. The transaction is expected to close in the third quarter of 2018.
•	On July 10, 2018, the company entered into an agreement to acquire radio station KTRB-AM in San Francisco, California for $5.1 million dollars in cash from a related party. The company has been operating the radio station under an LMA from June 24, 2016. The transaction is subject to the approval of the FCC and is expected to close in the third quarter of 2018.

•	On July 17, 2018, the company entered into an agreement to acquire the Hilary Kramer Financial Newsletter assets for $400,000 in cash. The transaction is expected to close in the third quarter of 2018.
•	On July 23, 2018, the company entered into an agreement to sell KCRO-AM and KOTK-AM in Omaha, Nebraska for $1.4 million in cash. The company previously recorded these assets as held for sale and recorded a loss of $1.6 million as of June 30, 2018. The buyer will begin programming the stations under an LMA on August 8, 2018. The transaction is expected to close in the second half of 2018.

Conference Call Information

Salem will host a teleconference to discuss its results on August 8, 2018 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Second Quarter 2018 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through August 22, 2018 and can be heard by dialing (877) 660-6853, passcode 13680536 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Third Quarter 2018 Outlook

For the third quarter of 2018, the company is projecting total revenue to be between flat and an increase of 2% from third quarter 2017 total revenue of $65.4 million. The company is also projecting operating expenses before gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to be between a decline of 2% and an increase of 1% compared to the third quarter of 2017 non-GAAP operating expenses of $55.9 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

The company is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming. Salem owns and/or operates 118 radio stations, with 73 stations in the top 25 media markets. Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music. SRN is home to many industry-leading hosts including: Hugh Hewitt, Mike Gallagher, Dennis Prager, Michael Medved, Larry Elder, Joe Walsh and Eric Metaxas.

Salem’s digital media is a leading source of Christian and conservative themed news, analysis, and commentary. Salem’s Christian sites include: BibleStudyTools.com, Crosswalk.com, GodVine.com, ibelieve.com, GodTube.com, OnePlace.com™, Christianity.com™, churchstaffing.com™, and WorshipHouseMedia.com. Salem’s conservative sites include Townhall.com®, HotAir.com, Twitchy.com, RedState.com and BearingArms.com.

Salem’s Regnery Publishing unit, with a history dating back to 1947, is the nation’s leading independent publisher of conservative books. Having published many of the seminal works of the early conservative movement, Regnery today continues as a major publisher in the conservative space, with leading authors including: David Limbaugh, Sebastian Gorka, Ed Klein, Mark Steyn, and Second Lady Karen Pence. Salem’s book publishing business also includes Salem Author Services, a self-publishing service for authors through Xulon Press™, Mill City Press and Bookprinting.com.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Bob Carlson, Jim Woods, Bryan Perry, Mike Turner and Hilary Kramer, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other investing websites include StockInvestor.com, TradersCrux.com and RetirementWatch.com.

Eagle Wellness, through its website newportnaturalhealth.com, provides insightful health advice and is a trusted source of high quality nutritional supplements.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
	(Unaudited)
Net broadcast revenue	$49,251	$50,563	$97,055	$98,613
Net digital media revenue	10,866	10,260	21,552	20,654
Net publishing revenue	5,995	5,449	12,485	10,800
Total revenue	66,112	66,272	131,092	130,067
Operating expenses:
Broadcast operating expenses	35,931	37,243	71,767	72,993
Digital media operating expenses	8,370	8,397	17,072	16,771
Publishing operating expenses	5,668	5,522	12,019	11,109
Unallocated corporate expenses	3,825	4,030	8,950	7,951
Change in the estimated fair value of contingent earn-out consideration	(43)	72	(42)	72
Impairment of indefinite-lived long-term assets other than goodwill	—	—	19	—
Depreciation and amortization	4,252	4,511	8,374	8,998
(Gain) loss on the disposition of assets	(510)	5,154	(505)	5,159
Total operating expenses	57,493	64,929	117,654	123,053
Operating income	8,619	1,343	13,438	7,014
Other income (expense):
Interest income	1	—	2	2
Interest expense	(3,924)	(4,754)	(7,354)	(9,272)
Change in the fair value of interest rate swap	—	—	357	—
Gain (loss) on early retirement of long-term debt	(2,734)	234	(2,775)	234
Net miscellaneous income and expenses	—	(88)	—	(13)
Net income (loss) before income taxes	1,962	(3,265)	3,668	(2,035)
Provision for (benefit from) income taxes	690	(1,098)	1,336	(696)
Net income (loss)	$1,272	$(2,167)	$2,332	$(1,339)

Basic earnings (loss) per share Class A and Class B common stock	$0.05	$(0.08)	$0.09	$(0.05)
Diluted earnings (loss) per share Class A and Class B common stock	$0.05	$(0.08)	$0.09	$(0.05)

Distributions per share Class A and Class B common stock	$0.07	$0.07	$0.13	$0.13

Basic weighted average Class A and Class B common stock shares outstanding	26,062,403	26,177,247	25,982,102	26,174,393
Diluted weighted average Class A and Class B common stock shares outstanding	26,593,366	26,177,247	26,442,146	26,174,393

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2017	June 30, 2018
		(Unaudited)
Assets
Cash	$3	$9
Trade accounts receivable, net	32,545	32,577
Other current assets	14,172	20,018
Property and equipment, net	99,480	96,423
Intangible assets, net	420,755	410,258
Deferred financing costs	550	418
Deferred income taxes – non-current	1,070	1,070
Other assets	4,244	3,803
Total assets	$572,819	$564,576

Liabilities and Stockholders’ Equity
Current liabilities	$42,149	$49,344
Long-term debt and capital lease obligations	249,579	240,260
Deferred income taxes	34,151	33,339
Other liabilities	15,659	14,900
Stockholders’ Equity	231,281	226,733
Total liabilities and stockholders’ equity	$572,819	$564,576

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2017	2018
OPERATING ACTIVITIES
Net income (loss)	$2,332	$(1,339)
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	1,425	172
Depreciation and amortization	8,374	8,998
Amortization of deferred financing costs	357	587
Accretion of financing items	74	—
Accretion of acquisition-related deferred payments and contingent consideration	24	18
Provision for bad debts	796	796
Deferred income taxes	1,272	(812)
Change in the fair value of interest rate swap	(357)	—
Change in the estimated fair value of contingent earn-out consideration	(42)	72
Impairment of indefinite-lived long-term assets other than goodwill	19	—
(Gain) loss on early retirement of long-term debt	2,775	(234)
(Gain) loss on the disposition of assets	(505)	5,159
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	2,669	(1,099)
Inventories	(197)	(223)
Prepaid expenses and other current assets	(804)	(383)
Accounts payable and accrued expenses	(1,105)	488
Deferred rent expense	56	(166)
Contract liabilities	(405)	(1,970)
Other liabilities	(15)	(13)
Income taxes payable	(164)	20
Net cash provided by operating activities	16,579	10,071
INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(4,768)	(4,680)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(52)	(7)
Escrow deposits paid related to acquisitions	(42)	(185)
Escrow deposits received related to radio station sale	—	2,045
Purchases of broadcast assets and radio stations	(130)	(1,100)
Purchases of digital media businesses and assets	(310)	(70)
Proceeds from sale of assets	600	1,791
Other	(289)	(399)
Net cash used in investing activities	(4,991)	(2,605)
FINANCING ACTIVITIES
Payments under Term Loan B	(263,000)	—
Payments to redeem 6.75% Senior Secured Notes	—	(9,550)
Proceeds from borrowings under Revolver and ABL Facility	34,107	69,277
Payments on Revolver and ABL Facility	(24,583)	(66,374)
Payment of interest rate swap	(783)	—
Proceeds from bond offering	255,000	—
Refund (payment) of debt issuance costs	(6,368)	21
Payments of acquisition-related contingent earn-out consideration	(14)	(15)
Payments of deferred installments due from acquisition activity	(225)	—
Proceeds from the exercise of stock options	455	21
Payments of capital lease obligations	(62)	(59)
Payment of cash distribution on common stock	(3,388)	(3,402)
Book overdraft	(2,838)	2,621
Net cash used in financing activities	(11,699)	(7,460)
Net increase in cash and cash equivalents	(111)	6
Cash and cash equivalents at beginning of year	130	3
Cash and cash equivalents at end of period	$19	$9

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
	(Unaudited)
Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)
Operating Expenses	$57,493	$64,929	$117,654	$123,053
Less depreciation and amortization expense	(4,252)	(4,511)	(8,374)	(8,998)
Less change in estimated fair value of contingent earn-out consideration	43	(72)	42	(72)
Less impairment of indefinite-lived long-term assets other than goodwill	—	—	(19)	—
Less gain (loss) on the disposition of assets	510	(5,154)	505	(5,159)
Less stock-based compensation expense	(44)	(126)	(1,425)	(172)
Total Recurring Operating Expenses	$53,750	$55,066	$108,383	$108,652

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$49,251	$50,563	$97,055	$98,613
Net broadcast revenue – acquisitions	—	(231)	—	(430)
Net broadcast revenue – dispositions	(175)	(64)	(294)	(231)
Net broadcast revenue – format change	(681)	(441)	(1,311)	(862)
Same Station net broadcast revenue	$48,395	$49,827	$95,450	$97,090

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$35,931	$37,243	$71,767	$72,993
Broadcast operating expenses – acquisitions	—	(395)	—	(725)
Broadcast operating expenses – dispositions	(364)	(79)	(569)	(232)
Broadcast operating expenses – format change	(705)	(656)	(1,377)	(1,342)
Same Station broadcast operating expenses	$34,862	$36,113	$69,821	$70,694

Reconciliation of SOI to Same Station SOI
Station Operating Income	$13,320	$13,320	$25,288	$25,620
Station operating loss – acquisitions	—	164	—	295
Station operating loss – dispositions	189	15	275	1
Station operating loss – format change	24	215	66	480
Same Station - Station Operating Income	$13,533	$13,714	$25,629	$26,396

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$49,251	$50,563	$97,055	$98,613
Less broadcast operating expenses	(35,931)	(37,243)	(71,767)	(72,993)
Station Operating Income	$13,320	$13,320	$25,288	$25,620

Net digital media revenue	$10,866	$10,260	$21,552	$20,654
Less digital media operating expenses	(8,370)	(8,397)	(17,072)	(16,771)
Digital Media Operating Income	$2,496	$1,863	$4,480	$3,883

Net publishing revenue	$5,995	$5,449	$12,485	$10,800
Less publishing operating expenses	(5,668)	(5,522)	(12,019)	(11,109)
Publishing Operating Income (Loss)	$327	$(73)	$466	$(309)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
	(Unaudited)
Net income (loss)	$1,272	$(2,167)	$2,332	$(1,339)
Plus interest expense, net of capitalized interest	3,924	4,754	7,354	9,272
Plus provision for (benefit from) income taxes	690	(1,098)	1,336	(696)
Plus depreciation and amortization	4,252	4,511	8,374	8,998
Less interest income	(1)	—	(2)	(2)
EBITDA	$10,137	$6,000	$19,394	$16,233

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
	(Unaudited)
Net income (loss)	$1,272	$(2,167)	$2,332	$(1,339)
Plus interest expense, net of capitalized interest	3,924	4,754	7,354	9,272
Plus provision for (benefit from) income taxes	690	(1,098)	1,336	(696)
Plus depreciation and amortization	4,252	4,511	8,374	8,998
Less interest income	(1)	—	(2)	(2)
EBITDA	$10,137	$6,000	$19,394	$16,233
Less (gain) loss on the disposition of assets	(510)	5,154	(505)	5,159
Less change in the estimated fair value of contingent earn-out consideration	(43)	72	(42)	72
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	19	—
Plus change in the fair value of interest rate swap	—	—	(357)	—
Plus (gain) loss on early retirement of long- term debt	2,734	(234)	2,775	(234)
Plus net miscellaneous income and expenses	—	88	—	13
Plus non-cash stock-based compensation	44	126	1,425	172
Adjusted EBITDA	$12,362	$11,206	$22,709	$21,415

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018
	(Unaudited)
Net cash provided (used) by operating activities	$7,542	$(2,802)	$16,579	$10,071
Non-cash stock-based compensation	(44)	(126)	(1,425)	(172)
Depreciation and amortization	(4,252)	(4,511)	(8,374)	(8,998)
Amortization of deferred financing costs	(208)	(317)	(357)	(587)
Accretion of financing items	(26)	—	(74)	—
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(12)	(2)	(24)	(18)
Provision for bad debts	(408)	(650)	(796)	(796)
Deferred income taxes	(648)	1,194	(1,272)	812
Change in the fair value of interest rate swap	—	—	357	—
Change in the estimated fair value of contingent earn-out consideration	43	(72)	42	(72)
Impairment of indefinite-lived long-term assets other than goodwill	—	—	(19)	—
Gain (loss) on the disposition of assets	510	(5,154)	505	(5,159)
Gain (loss) on early retirement of debt	(2,734)	234	(2,775)	234
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	135	2,275	(2,669)	1,099
Inventories	26	145	197	223
Prepaid expenses and other current assets	947	314	804	383
Accounts payable and accrued expenses	(198)	6,141	1,105	(488)
Contract liabilities	418	1,032	405	1,970
Deferred rent expense	(30)	24	(56)	166
Other liabilities	13	13	15	13
Income taxes payable	198	95	164	(20)
Net income (loss)	$1,272	$(2,167)	$2,332	$(1,339)
Plus interest expense, net of capitalized interest	3,924	4,754	7,354	9,272
Plus provision for (benefit from) income taxes	690	(1,098)	1,336	(696)
Plus depreciation and amortization	4,252	4,511	8,374	8,998
Less interest income	(1)	—	(2)	(2)
EBITDA	$10,137	$6,000	$19,394	$16,233
Plus (gain) loss on the disposition of assets	(510)	5,154	(505)	5,159
Plus change in the estimated fair value of contingent earn-out consideration	(43)	72	(42)	72
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	19	—
Plus change in the fair value of interest rate swap	—	—	(357)	—
Plus (gain) loss on the early retirement of long-term debt	2,734	(234)	2,775	(234)
Plus net miscellaneous income and expenses	—	88	—	13
Plus non-cash stock-based compensation	44	126	1,425	172
Adjusted EBITDA	$12,362	$11,206	$22,709	$21,415
Less net cash paid for capital expenditures (1)	(2,182)	(2,208)	(4,768)	(4,680)
Plus cash received for taxes	(241)	(190)	(211)	(95)
Less cash paid for interest, net of capitalized interest	(1,605)	(8,600)	(4,849)	(8,650)
Adjusted Free Cash Flow	$8,334	$208	$12,881	$7,990

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

	Outstanding at	Applicable
Selected Debt Data	June 30, 2018	Interest Rate
Senior Secured Notes due 2024 (1)	$245,000,000	6.75%
Asset-based revolving credit facility (2)	2,903,049	5.50%
Asset-based revolving credit facility (2)	3,000,000	3.56%
Asset-based revolving credit facility (2)	6,000,000	3.50%

(1)	$245.0 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.